UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2023

GENERATION INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	401 East Jackson Street, Suite 3300 Tampa, Florida	33602
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813)-448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2023, the Board of Directors of Generation Income Properties, Inc. (the “Company”) appointed Ron Cook to serve as the Company's Vice President of Accounting effective as of November 15, 2023. In his capacity as Vice President of Accounting, Mr. Cook will serve as the Company's principal financial and accounting officer. Mr. Cook is a consultant with One10 Advisors (“One10”), a Tampa-based accounting firm, and One10 will provide the services of Mr. Cook until November 14, 2024, with a single twelve month automatic renewal period, at a rate of $200 per hour pursuant to an engagement letter that may be terminated by the Company at any time.

Mr. Cook, age 45, has provided management consulting services through Cook Financial Partners since 2008 through the present, serving a broad range of clients with outsourced business and financial advisory services. Mr. Cook served as Chief Financial Officer and Strategic Advisor of The Peebles Corporation ("Peebles"), a privately-held real estate investment and development firm, from 2019 through 2022. Peebles develops mixed-use, multifamily, office and retail properties through direct investment and through public-private partnerships. Mr. Cook oversaw all financial functions, acquisitions and development, and strategic initiatives. From 2014 through 2018, he served as a Senior Manager in the boutique management consultancy Riveron Consulting ("Riveron"). Riveron advises private equity firms and publicly traded companies in business strategy, mergers and acquisitions, and financial compliance. At Riveron, Mr. Cook served clients across various industries through services spanning transaction advisory, IPO readiness and execution, and business strategy. Prior to Riveron, Mr. Cook served several real estate firms, including Jair Lynch Real Estate Partners, Hines Interests and Ross Management Services, in various finance and accounting roles. Mr. Cook began his career at Reznick, Fedder and Silverman (now CohnReznick) as an auditor, exclusively for real estate clients. He is a graduate of James Madison University with a Bachelor’s degree in Finance, the University of Maryland GC, with a Master's degree in Accounting, and the University of Virginia Darden School of Business with a Master's degree in Business Administration.

There are no family relationships between Mr. Cook and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date: November 16, 2023	By:	/s/ David Sobelman
David Sobelman
Chief Executive Officer